Exhibit 16.1

☐	27710 Jefferson Avenue Suite 302 Ternecula, CA 92590 Tel: 951-676-6148 800-783-3289 Fax: 951-676-1456

☑	600 B Street, Suite 212 San Diego, CA 92101 Tel: 619-237-3400 888-757-8606 Fax: 619-237-3401

June 15, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

PATH 1 NETWORK TECHNOLOGIES, INC.

We have read Item 4(a) of Path 1 Network Technologies, Inc. Form 8-K filed on June 14, 2006 and are in agreement with the statements contained in Item 4(a) therein.

Yours very truly,

/s/ Swenson Advisors, LLP
San Diego, California